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                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Colony RIH Holdings, Inc.:


As independent public accountants, we hereby consent to the use of our reports on the financial statements of Resorts International Hotel Inc. (and to all references to our Firm) included in or made a part of this registration statement on Form 10 of Colony RIH Holdings and Colony RIH Acquisitions, Inc.


                                                         /s/ Arthur Andersen LLP

Roseland, New Jersey
October 31, 2001